UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A-1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 1999

LITHIA MOTORS, INC.
(Exact name of registrant as specified in its charter)

Oregon	93-0572810
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
360 E. Jackson Street,	97501
Medford, Oregon
(Address of principal	(Zip Code)
executive offices)

Registrant's telephone number, including area code: (541) 776-6899

(Former name or former address, if changed since last report): N/A

LITHIA MOTORS, INC.
FORM 8-K
INDEX

Item	Description	Page
Item 2.	Acquisition or Disposition of Assets	2
Item 7.	Financial Statements and Exhibits	3
	Signatures	4

Item 2. Acquisition or Disposition of Assets

(a)
On May 14, 1999, Lithia Motors, Inc. (the "Company"), acquired all of the stock of seven commonly controlled automotive dealerships constituting the Moreland Automotive Group ("Moreland"), and the personal goodwill of their principals, pursuant to seven Agreements and Plans of Reorganization and related documents (the "Agreements") dated effective January 1, 1999. Each of the dealerships were controlled by W. Douglas Moreland through various limited liability companies he formed. In four dealerships, the general managers of such stores owned minority interests in the dealerships. The total initial purchase price consisted of approximately $35.7 million in cash drawn from the Company's existing used vehicle line of credit, 1,272,919 shares of the Company's Class A Common Stock with a value of approximately $24.1  million at the time of issuance, and 10,360 shares of the Company's newly created Series M Preferred Stock with a value of approximately $6.2 million at the time of issuance. Pursuant to the Agreements, additional amounts will be payable by the Company to the Moreland Shareholders if the performance of the Moreland Automotive Group exceeds certain targets set for 1999, as enumerated in the Agreements. The Agreements also grant to the Company the option to purchase in the future certain other dealerships controlled by W. Douglas Moreland. At closing, Moreland had approximately $18.2 million in used vehicles available for flooring under the Company's used vehicle line of credit, reducing the Company's net investment in the acquired dealerships by that amount. The Company is leasing the land and facilities at these dealerships from principals of Moreland and certain unrelated third parties. Pursuant to the Agreements, the Board of Directors of the Company increased the size of the Board to six positions and appointed W. Douglas Moreland to the vacant position effective May 21, 1999. There was no previous relationship between the Company and W. Douglas Moreland, nor any of the Company's or Moreland's affiliates, officers or directors.

(b)
Through the acquisition of the stock of Moreland, the Company acquired vehicle, parts and supplies inventories, as well as other assets used in the business of vehicle sales, service and support. The Company intends to utilize the purchased assets in the same capacity.

Item 7. Financial Statements, Pro Forma Financial Information, and Exhibits

(a)
Financial Statements of the Business Acquired

  Financial statements for Moreland are included herein beginning on page F-1.

(b)
Pro Forma Financial Information

  Pro forma financial information for Moreland is included herein beginning on page PF-1.

(c)
Exhibits

  The exhibits filed as a part of this report are listed below and this list constitutes the exhibit index.

  10.1
  Agreement and Plan of Reorganization dated January 1, 1999 by and between Lithia Motors,  Inc. and Moreland Auto Limited Partnership, RLLLP and G. Michael Downey and Moreland Auto Corp., previously filed as Exhibit 10.1 to the Company's Form 10-Q for the quarter ended March 31, 1999 as filed with the Securities and Exchange Commission on May 12, 1999 and is incorporated herein by reference.

  10.2
  Agreement and Plan of Reorganization dated January 1, 1999 by and between Lithia Motors,  Inc. and L.A.H. Automotive Limited Partnership, RLLLP and L.A.H. Automotive Enterprises, Inc., previously filed as Exhibit 10.2 to the Company's Form 10-Q for the quarter ended March 31, 1999 as filed with the Securities and Exchange Commission on May 12, 1999 and is incorporated herein by reference.

  10.3
  Agreement and Plan of Reorganization dated January 1, 1999 by and between Lithia Motors,  Inc. and William D. Limited Partnership, RLLLP and James Jannicelli and William D.Corp., previously filed as Exhibit 10.3 to the Company's Form 10-Q for the quarter ended March 31, 1999 as filed with the Securities and Exchange Commission on May 12, 1999 and is incorporated herein by reference.

  10.4
  Agreement and Plan of Reorganization dated January 1, 1999 by and between Lithia Motors,  Inc. and Cherry Creek Dodge Limited Partnership, RLLLP and Cherry Creek Dodge, Incorporated, previously filed as Exhibit 10.4 to the Company's Form 10-Q for the quarter ended March 31, 1999 as filed with the Securities and Exchange Commission on May 12, 1999 and is incorporated herein by reference.

  10.5
  Agreement and Plan of Reorganization dated January 1, 1999 by and between Lithia Motors,  Inc. and Colorado Springs Jeep Eagle Limited Partnership, RLLLP and Alex Jannicelli and Colorado Springs Jeep/Eagle, Inc., previously filed as Exhibit 10.5 to the Company's Form 10-Q for the quarter ended March 31, 1999 as filed with the Securities and Exchange Commission on May 12, 1999 and is incorporated herein by reference.

  10.6
  Agreement and Plan of Reorganization dated January 1, 1999 by and between Lithia Motors,  Inc. and Foothills Automotive Plaza Limited Partnership, RLLLP and Jerry Cash and Foothills Automotive Plaza, Inc., previously filed as Exhibit 10.6 to the Company's Form 10-Q for the quarter ended March 31, 1999 as filed with the Securities and Exchange Commission on May 12, 1999 and is incorporated herein by reference.

  10.7
  Agreement and Plan of Reorganization dated January 1, 1999 by and between Lithia Motors,  Inc. and Reno Auto Sales Limited Partnership, RLLLP and Reno Auto Sales, Inc., previously filed as Exhibit 10.7 to the Company's Form 10-Q for the quarter ended March 31, 1999 as filed with the Securities and Exchange Commission on May 12, 1999 and is incorporated herein by reference.

  23
  Consent of Arthur Andersen LLP

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 23, 1999	LITHIA MOTORS, INC.

	By:	/s/ SIDNEY B. DEBOER Sidney B. DeBoer Chairman of the Board, Chief Executive Officer and Secretary (Principal Executive Officer)

	By:	/s/ BRIAN R. NEILL Brian R. Neill Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

MORELAND AUTOMOTIVE GROUP

COMBINED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 1997 AND 1998
TOGETHER WITH REPORT OF INDEPENDENT
PUBLIC ACCOUNTANTS

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders of the
  Moreland Automotive Group Entities:

    We have audited the accompanying combined balance sheets of MORELAND AUTOMOTIVE GROUP (the combined entities listed in Note 1) as of December 31, 1997 and 1998, and the related combined statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1998. These combined financial statements are the responsibility of Moreland Automotive Group's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Moreland Automotive Group as of December 31, 1997 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

/s/ Arthur Andersen LLP
Denver, Colorado,
  April 9, 1999.

MORELAND AUTOMOTIVE GROUP
(See Note 1)

COMBINED BALANCE SHEETS

AS OF DECEMBER 31, 1997 AND 1998
(Dollars in Thousands)

ASSETS

	1997	1998
CURRENT ASSETS:
Cash and cash equivalents	$11,807	$14,370
Accounts receivable, net	14,134	16,341
Inventories, net	60,080	61,724
Deferred income taxes	428	338
Prepaid income taxes	4	461
Prepaid expenses and other current assets	237	206
Related party notes receivable, net	—	2,025

Total current assets	86,690	95,465

PROPERTY AND EQUIPMENT:
Machinery and equipment	4,703	5,196
Leasehold improvements	3,488	6,101
Company vehicles	158	174

	8,349	11,471
Less: Accumulated depreciation	(4,163)	(4,620

Property and equipment, net	4,186	6,851

RELATED PARTY NOTES RECEIVABLE, net	1,585	—
DEFERRED INCOME TAXES AND OTHER ASSETS	780	651

Total assets	$93,241	$102,967

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Flooring notes payable	$52,794	$54,623
Accounts payable	4,384	4,971
Amounts due stockholders and employees	5,644	5,669
Bank overdraft payable	1,427	3,159
Accrued compensation and related items	3,608	3,500
Accrued taxes	1,192	1,073
Hail damage reserve	—	1,635
Current maturities of obligations under capital leases	186	226
Revolving line of credit	1,549	2,000
Related party notes payable	—	575

Total current liabilities	70,784	77,431
OBLIGATIONS UNDER CAPITAL LEASES, net of current portion	281	283
RELATED PARTY NOTES PAYABLE	725	—

	71,790	77,714

COMMITMENTS AND CONTINGENCIES (Notes 8 and 9)
STOCKHOLDERS' EQUITY:
Common stock	1,044	1,044
Additional paid-in capital	2,935	4,364
Retained earnings	17,472	19,845

Total stockholders' equity	21,451	25,253

Total liabilities and stockholders' equity	$93,241	$102,967

The accompanying notes are an integral part of these combined balance sheets.

MORELAND AUTOMOTIVE GROUP
(See Note 1)

COMBINED STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998
(Dollars in Thousands)

	1996	1997	1998
OPERATING REVENUES:
Sales	$345,213	$338,832	$363,528
Finance and insurance	3,595	3,197	3,666

Total operating revenues	348,808	342,029	367,194
COST OF SALES, including net flooring interest expense of $935, $1,325 and $718, respectively	297,730	289,916	311,333

Gross profit	51,078	52,113	55,861
OPERATING EXPENSES	39,258	39,497	43,235
COMPENSATION AND BONUSES TO OWNERS	7,567	6,267	8,351

Operating income	4,253	6,349	4,275
OTHER INCOME (EXPENSE):
Interest expense-related parties	(561)	(629)	(580
Interest expense	(181)	(128)	(155
Interest income	670	780	705
Gain on sale of Chrysler franchise	1,338	—	—
Other, net	663	(62)	418

Income before taxes	6,182	6,310	4,663
PROVISION FOR INCOME TAXES	1,961	2,463	2,190

NET INCOME	$4,221	$3,847	$2,473

The accompanying notes are an integral part of these combined statements.

MORELAND AUTOMOTIVE GROUP
(See Note 1)

COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY

FOR THE YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998
(Dollars in Thousands)

	Common Stock	Additional Paid-in Capital	Retained Earnings	Total
BALANCES, December 31, 1995	$1,044	$2,406	$10,699	$14,149
Buy-in arrangements	—	132	—	132
Deemed payment on buy-in arrangements	—	150	—	150
Deemed distributions to majority stockholder	—	—	(1,225)	(1,225
Net income	—	—	4,221	4,221

BALANCES, December 31, 1996	1,044	2,688	13,695	17,427
Buy-in arrangements	—	177	—	177
Deemed payment on buy-in arrangements	—	70	—	70
Deemed distribution to majority stockholder	—	—	(70)	(70
Net income	—	—	3,847	3,847

BALANCES, December 31, 1997	1,044	2,935	17,472	21,451
Buy-in arrangements	—	1,329	—	1,329
Deemed payment on buy-in arrangements	—	100	—	100
Deemed distribution to majority stockholder	—	—	(100)	(100
Net income	—	—	2,473	2,473

BALANCES, December 31, 1998	$1,044	$4,364	$19,845	$25,253

The accompanying notes are an integral part of these combined statements.

MORELAND AUTOMOTIVE GROUP
(See Note 1)

COMBINED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998
(Dollars in Thousands)

	1996	1997	1998
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$4,221	$3,847	$2,473
Adjustments to reconcile net income to net cash provided by (used in) operating activities-
Depreciation and amortization	635	489	594
Gain on sale of Chrysler franchise	(1,338)	—	—
Stock-based compensation	132	177	1,329
Provision for bad debts	127	55	236
Deferred tax (benefit) provision	306	(258)	93
Loss on retirement of fixed assets	26	149	90
Provision for related party note receivable	—	380	—
Changes in operating assets and liabilities-
Accounts receivable	906	3,910	(2,443
Inventories	(4,176)	(7,690)	(1,644
Prepaid expenses and other	(372)	776	(426
Accounts payable and accrued liabilities	(6,184)	231	1,995
Flooring notes payable	5,008	4,169	1,829
Other assets	(379)	(26)	126

Net cash provided by (used in) operating activities	(1,088)	6,209	4,252

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(512)	(1,130)	(3,112
Proceeds from sale of Chrysler franchise	263	—	—
Loans to related parties	(600)	(850)	(500
Repayment of loans from related parties	330	30	60

Net cash used in investing activities	(519)	(1,950)	(3,552

CASH FLOWS FROM FINANCING ACTIVITIES:
Change in bank overdraft payable	4,319	(2,892)	1,732
Proceeds from revolving line of credit	2,650	1,650	451
Payments on revolving line of credit	(1,900)	(2,101)	—
Principal payments on related party notes payable	(300)	—	(150
Principal payments on obligations under capital leases	(103)	(183)	(195

Net cash provided by (used in) financing activities	4,666	(3,526)	1,838

INCREASE IN CASH AND CASH EQUIVALENTS	3,059	733	2,538
GROUP CASH AND CASH EQUIVALENTS, beginning of year	2,371	5,430	6,163

GROUP CASH AND CASH EQUIVALENTS, end of year	5,430	6,163	8,701
CASH INVESTED FOR OTHERS	5,502	5,644	5,669

CASH AND CASH EQUIVALENTS	$10,932	$11,807	$14,370

The accompanying notes are an integral part of these combined statements.

MORELAND AUTOMOTIVE GROUP
(See Note 1)

COMBINED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998
(Dollars in Thousands)

	1996	1997	1998
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the year for-
Income taxes	$2,142	$1,705	$2,783

Interest	$4,468	$3,808	$4,010

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Acquisition of property and equipment through capital lease obligations	$—	$148	$237

Deemed distribution to majority stockholder	$1,225	$70	$100

Buy-in arrangements, net of payments to majority stockholder	$132	$177	$1,329

The accompanying notes are an integral part of these combined statements.

MORELAND AUTOMOTIVE GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 1996, 1997 AND 1998
(Dollars in Thousands Except Share Information)

(1) BUSINESS AND OPERATIONS

    Moreland Automotive Group (the "Group") is comprised of seven car dealerships which are under common ownership and management. The Group sells new automobiles obtained through exclusive dealer agreements with manufacturers, used automobiles, and vehicle replacement parts and provides vehicle servicing.

    The accompanying financial statements include seven entities. Certain of the entities have fiscal years which do not end on December 31. The results of operations for these entities have been conformed to a December 31 yearend. The following entities are combined due to the fact that they are all commonly owned and controlled by the majority stockholder:

Dealership	Location	Legal Form
Cherry Creek Dodge, Incorporated	Aurora, Colorado	Colorado C Corporation
Moreland Auto Corp. (d.b.a. Colorado Jeep/Eagle, Inc.)	Aurora, Colorado	Colorado C Corporation
William D. Corp. (d.b.a. Colorado Chrysler Plymouth, Inc.)	Aurora, Colorado	Colorado C Corporation
L.A.H. Automotive Enterprises, Inc. (d.b.a. Centennial Chrysler Plymouth Jeep Eagle, Inc.)	Englewood, Colorado	Colorado C Corporation
Colorado Springs Jeep/Eagle, Inc.	Colorado Springs, Colorado	Colorado C Corporation
Foothills Automotive Plaza, Inc. (d.b.a. Foothills Chrysler Plymouth and Auto Plus)	Fort Collins, Colorado	Colorado C Corporation
Reno Auto Sales, Inc. (d.b.a. Reno Subaru Hyundai)	Reno, Nevada	Nevada C Corporation

    The Group has executed an Agreement and Plan of Reorganization (the "Agreement") with Lithia Motors, Inc. ("Lithia") whereby Lithia will acquire all of the outstanding stock of the Group for $69,102. The initial purchase consideration is payable in shares of Lithia common and preferred stock and cash. In addition, the current stockholders of the Group will also receive contingent consideration up to a maximum of $18,000 based upon operating performance during fiscal 1999. The contingent consideration is payable in a combination of Lithia stock and cash.

    The majority stockholder of the Group also has majority ownership interests in the following automotive-related businesses:

    North Avenue Auto, Inc.(d.b.a. Grand Honda)
    Brandon Financial
    Kids' Automotive, Inc.
    Kids' Financial, Inc.
    People's Chrysler Plymouth Jeep/Eagle, Inc.
    Grand Auto, Inc.
    Skyline Automotive Inc.
    Colorado Car Connection, Inc. (d.b.a. Stampede Toyota)
    Avondale Automotive, Inc.
    Bill Berry Motors

    The combined financial statements exclude these automotive-related businesses and certain other businesses unrelated to automotive dealership operations also controlled by the majority stockholder. Also excluded from the combined financial statements is real estate owned or leased by the majority stockholder and leased or subleased to various dealerships included in these combined financial statements.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Cash and Cash Equivalents

    The Group considers all investments purchased with an original maturity of three months or less to be cash equivalents.

    The Group invests its own funds and funds provided by certain stockholders and employees with Chrysler Financial Corporation in conjunction with its flooring arrangement. The investments earn interest at the London Interbank Offered Rate ("LIBOR") plus 2.5% (8.2% and 7.6% at December  31, 1997 and 1998, respectively). Amounts on deposit at December 31 include:

	1997	1998
Group entities	$4,569	$8,161
Stockholders and employees	5,644	5,669

Total	$10,213	$13,830

    During 1996, 1997 and 1998 interest of $501, $562 and $520, respectively, was earned on amounts invested by stockholders and employees. These amounts are included in interest expense and interest income in the combined statements of operations.

    The fair value of cash and cash equivalents approximates the carrying value.

  Principles of Combination

    The combined financial statements include the accounts of the above entities. All significant intercompany accounts and transactions have been eliminated in the combination.

  Concentration of Credit Risk

    The Group is engaged in the sales and servicing of automobiles and parts and accessories in the states of Colorado and Nevada. The Group grants credit to customers, substantially all of whom are local residents and businesses. Contracts in transit are generally secured by the related vehicles. All other receivables are generally unsecured. The Group also invests its cash and cash received from employees and stockholders with Chrysler Corporation on an unsecured basis.

  Revenue Recognition

    Revenues from vehicle and parts sales and from service operations are recognized at the time the vehicle or part is delivered to the customer or when the service is completed.

  Recognition of Finance Fees and Insurance Commissions

    The Group arranges financing and credit life insurance for its customers' vehicle purchases. The Group receives a fee from the financial institutions for arranging the financing and receives a commission for the sale of the credit life insurance policy. The Group is charged back for a portion of this fee should the customer terminate the finance or insurance contract before its scheduled term or before dates specified under arrangements with such institutions.

  Advertising

    The Group expenses production and other costs of advertising as incurred. Advertising expense was $4,978, $5,255 and $5,164 for the years ended December 31, 1996, 1997 and 1998, respectively.

  Inventories

    Vehicles are stated at cost on a last-in, first-out ("LIFO") basis, which is not in excess of market. Cost for new vehicles is net of manufacturers' rebates and allowances provided to the dealership. Cost for used vehicles is determined based upon the lower of trade-in value or market of the vehicle, or the wholesale cost to purchase the used vehicle. The valuation of the LIFO inventory was based on 80% of the producer price index as permitted for tax purposes. The difference between the actual producer price index and 80% of the index was not material.

    Parts and accessories are stated at the lower of the current catalog cost, which approximates first-in, first-out, or market.

  Deferred Income Taxes

    The Group accounts for income taxes according to the liability method for each separate entity. Deferred income taxes arise from temporary differences resulting from income and expense items reported for financial accounting and income tax purposes in different periods. Deferred taxes are classified as current or noncurrent, depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or noncurrent depending on the periods in which the temporary differences are expected to reverse.

  Property and Equipment

    Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the following estimated useful lives:

Machinery and equipment	5-7 years
Company vehicles	5 years

    Leasehold improvements are amortized over the applicable lease period or their estimated useful lives, whichever is shorter. Expenditures for maintenance and repairs are expensed as incurred, while significant betterments are capitalized. When an asset is retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts, and any gain or loss is credited or charged to income.

  Asset Impairment

    The Group continually evaluates whether events and circumstances have occurred which may indicate that their long-lived assets may be impaired. The Group evaluates impairment based upon estimated undiscounted cash flows over the remaining life of the long-lived assets. Management believes the carrying value of all long-lived assets at December 31, 1998 and 1997 are recoverable through normal operations of the related dealerships.

  Equity Method of Accounting

    Investments in companies in which the Group has a 20% to 50% ownership interest are accounted for under the equity method. The Group adjusts its investment for its proportionate share of the earnings or losses of the investee to the extent of its investment and commitments to fund the investees' losses. The only equity investee is Colorado Auto Body which is carried at zero at December 31, 1997 and 1998.

  Use of Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Reclassifications

    Certain reclassifications have been made to prior year financial statements to conform to the current year presentation.

  Comprehensive Income

    Effective January 1, 1998, the Group adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting comprehensive income and its components in financial statements. Comprehensive income, as defined, includes all changes in equity (net assets) during a period from non-owner sources. For the years ended December 31, 1996, 1997 and 1998, the Group has not had any transactions that are required to be reported in comprehensive income as compared to its net income.

  Pension and Other Post Retirement Benefits

    The Financial Accounting Standards Board ("FASB") has issued SFAS No. 132, "Employers' Disclosure About Pension and Other Postretirement Benefits. SFAS No. 132 revises disclosure requirements for pension and other postretirement benefits. The Group does not currently have any postretirement benefit plans and, therefore, this new standard had no impact on the Company's financial statement disclosures.

  Recent Accounting Pronouncements

    The FASB has also issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 requires that companies recognize all derivatives as either assets or liabilities in the balance sheet at fair value. Under SFAS No. 133, accounting for changes in fair value of a derivative depends on its intended use and designation. This new standard will not have a material impact on the Group's financial statements.

    The American Institute of Certified Public Accountants has issued Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities" ("SOP 98-5"). SOP 98-5 requires that all non-governmental entities expense the costs of start-up activities, including organization costs, as those costs are incurred, and is effective for fiscal years beginning after December 15, 1998. The Group has reviewed the provisions of SOP 98-5 and does not believe adoption of this standard will have a material effect upon its results of operations, financial position or cash flows.

(3) NOTES PAYABLE

  Flooring Notes Payable

    The Group is obligated to Chrysler Financial Corporation under trust receipt transactions which currently bear interest at LIBOR plus 2.5% (8.2% and 7.6% at December 31, 1997 and 1998, respectively). The maximum borrowing limit on the flooring notes payable is based on a formula and is $55,513 and $58,767 at December 31, 1997 and 1998, respectively.

    A majority of the flooring notes are cross-collateralized between various dealers and guaranteed by certain stockholders. The new and used vehicle inventory collateralizing related flooring notes payable and other inventory was as follows at December 31:

	1997		1998
	Inventory Cost	Flooring Notes Payable	Inventory Cost	Flooring Notes Payable
New and demonstrator vehicles	$42,260	$49,660	$46,098	$51,246
Used vehicles	20,250	3,134	18,041	3,377
Parts and accessories	2,715	—	2,819	—

Inventories at FIFO	65,225	52,794	66,958	54,623
Less LIFO reserve	(5,145)	—	(5,234)	—

Inventories at LIFO	$60,080	$52,794	$61,724	$54,623

    Interest expense on flooring notes payable for the years ended December  31, 1996, 1997 and 1998, was $3,604, $3,598 and $4,038, respectively, reduced by flooring assistance of $2,669, $2,273 and $3,320, respectively, and is included in cost of sales in the accompanying combined statements of operations.

  Line of Credit

    The Group is obligated under a secured revolving credit loan with Chrysler Financial Corporation, which provides for up to $2,000 and requires monthly interest payments calculated at LIBOR plus 2.5% (8.2% and 7.6% at December 31, 1997 and 1998, respectively). The balance on the line of credit was $1,549, and $2,000 at December 31, 1997 and 1998, respectively. Principal is due on November 15, 1999, with no penalties for prepayments. The line of credit is secured by the assets of Colorado Springs Jeep/ Eagle, Inc. Interest expense on the line of credit for the years ended December 31, 1996, 1997 and 1998, was $147, $95 and $123, respectively.

  Related Party Notes Payable

    The Group is obligated under various notes payable to the majority stockholder which total $725 and $575 at December 31, 1997 and 1998, respectively. The notes require monthly interest payments calculated at various rates ranging from LIBOR plus 2.5% (8.2% and 7.6% at December 31, 1997 and 1998, respectively) to 12%. Principal will be paid to the majority stockholder upon acquisition of the outstanding stock of the Group by Lithia (see Note 1).

    Interest expense on these notes for the years ended December 31, 1996, 1997 and 1998, was $60, $67 and $60, respectively.

  Fair Value of Borrowings

    The fair value of the Group's borrowings approximate their carrying amounts due primarily to their variable interest rates and current maturities.

(4) ACCOUNTS AND NOTES RECEIVABLE

  Accounts Receivable

    Accounts receivable consists of the following at December  31:

	1997	1998
Contracts in transit	$6,351	$7,650
Dealers and others	3,071	3,607
Parts and service	816	801
Manufacturer and others	2,194	2,114
Finance company	374	583
Related parties	1,214	1,578
Employees	232	140
Allowance for doubtful accounts	(118)	(132

Total accounts receivable, net	$14,134	$16,341

  Notes Receivable

    The Group, through Cherry Creek Dodge and Colorado Springs Jeep/Eagle, Inc., has notes receivable from the following affiliated dealerships:

	December 31,
	1997	1998
North Avenue Auto, Inc.	$2,100	$2,100
Colorado Car Connection	240	180
Grand Auto, Inc.	875	875
Bill Barry Motors	—	500
Less reserve for North Avenue Auto, Inc.	(1,630)	(1,630)

	$1,585	$2,025

    The amount of interest income recognized on these notes receivable was $169, $218 and $185 during 1996, 1997 and 1998, respectively. The Group recognizes this interest income on the cash basis.

    Prior to 1998, the North Avenue Auto, Inc. note receivable was repayable solely from the operations or sale of the dealership. The note was recorded using the equity method of accounting and approximated the net assets of the dealership at December 31, 1997, before related party debt. In 1998, the common shareholder of Cherry Creek Dodge and North Avenue Auto, Inc. guaranteed the repayment and no further adjustments were made to the note receivable.

    The notes receivable will be paid to the respective dealerships upon acquisition of the outstanding stock of the Group by Lithia (see Note 1).

    The fair value of notes receivable approximate their carrying amounts except for North Avenue Auto, Inc., which has a fair value of $2,100 and is carried at $470.

(5) DEFERRED INCOME TAXES

    Deferred tax assets consist of the following at December  31:

	1997	1998
Current deferred tax assets (liabilities):
Unpaid stockholder compensation	$270	$275
Vacation accruals	74	72
Provision for bad debts	44	49
Differences in inventory basis	16	(115)
Other	24	57

	428	338
Noncurrent deferred tax assets:
Note receivable from affiliate	612	612
Property and equipment	42	39

Total deferred tax assets	$1,082	$989

    The provision (benefit) for income taxes consists of the following:

	1996	1997	1998
Current-
Federal	$1,501	$2,467	$1,901
State	154	254	196

	1,655	2,721	2,097
Deferred-
Federal	277	(234)	84
State	29	(24)	9

	306	(258)	93

	$1,961	$2,463	$2,190

    The differences in income taxes provided and the amounts determined by applying the federal statutory rate to income before income taxes result from the following:

	1996	1997	1998
Income tax provision using federal statutory rate	$2,102	$2,145	$1,585
Gain on sale of franchise	(366)	—	—
Litigation settlement received	(37)	—	—
State income taxes, net of federal benefit	216	220	163
Stock-based compensation	45	60	452
Travel and entertainment	19	15	19
Other	(18)	23	(29)

Provision for income taxes	$1,961	$2,463	$2,190

(6) OBLIGATIONS UNDER CAPITAL LEASES

    The Group is obligated under various capital lease agreements for equipment. At December 31, 1997 and 1998, the Group held machinery and equipment under capital leases of $882 and $1,060, respectively, with related accumulated depreciation of $556 and $696, respectively. The capitalized cost of the equipment under capital leases is included in the accompanying balance sheets under the respective asset classes. Under the terms of the Group's lease agreements, the Group is required to make monthly payments of principal and interest through the year 2003 at interest rates ranging from 2.14% to 19.25% per annum. The equipment under the capital leases serves as security for the leases.

    The future required minimum lease payments under capital lease obligations as of December 31, 1998 are as follows:

Year ending December 31-
1999	$226
2000	116
2001	91
2002	83
2003	61

Total minimum lease payments	577
Less- amount representing interest	68

Present value of minimum lease payments	509
Less current portion	226

Total long-term capital lease obligations	$283

    Interest expense on capital lease obligations for the years ended December  31, 1996, 1997 and 1998 was $34, $33 and $32, respectively.

(7) STOCKHOLDERS' EQUITY

    The capital structure of the corporations included in the combined balance sheets at December 31, 1997 and 1998, is as follows:

Entity	Majority Stockholder Percentage	Minority Stockholder Percentage	Par Value per Share	Shares Authorized	Shares Issued and Outstanding
Cherry Creek Dodge, Incorporated	100%	—	$1	500,000	90,000
Moreland Auto Corp.	55%	45%	none	50,000	50,000
William D. Corp.	100%	—	none	50,000	20,000
L.A.H. Automotive Enterprises, Inc.	100%	—	$1	500,000	234,000
Colorado Springs Jeep/Eagle, Inc.	55%	45%	none	50,000	10,000
Foothills Automotive Plaza, Inc.	55%	45%	none	50,000	37,500
Reno Auto Sales, Inc.	100%	—	$1	50,000	20,000

Total				1,250,000	461,500

(8) COMPENSATION PROGRAMS

    The Group currently pays a salary and bonus to its owners and general managers. The bonus is determined based upon the operating performance of the individual dealerships. During the years ended December 31, 1996, 1997 and 1998, the amount of salary expensed was $1,822, $1,507 and $2,660, respectively, and the amount of bonuses expensed was $5,745, $4,760 and $5,691, respectively.

    The majority shareholder of the Group also offers a "buy-in" plan (the "Plan") to eligible general managers. Under the Plan, eligible general managers can acquire 45% of their dealership upon payment of an amount negotiated with the majority shareholder at the onset of the Plan and upon attainment of specified performance objectives over a period generally not to exceed ten years. Three general managers have completed their buy-in as of December 31, 1998, and the general manager at William D. Corp. has yet to achieve the performance goals specified in the agreement granted in January 1995.

    In connection with the Lithia Agreement, the majority stockholder and the general manager at William D. Corp agreed to terminate the Plan. The termination agreement allowed for the general manager to receive 31% ownership in William D. Corp for a negotiated amount, contingent upon the closing of the Lithia purchase. The accompanying financial statements include a charge of $1,329 in 1998 based upon the fair value of the consideration to be received by the general manager.

(9) COMMITMENTS, CONTINGENCIES, RISKS AND UNCERTAINTIES

  Major Supplier and Dealer Agreement

    The Group purchases substantially all of its new vehicle, spare parts and accessories inventories from Chrysler Corporation at the prevailing prices charged by Chrysler Corporation to all franchised dealers. The Group's overall sales could be impacted by Chrysler Corporation's inability or unwillingness to supply the dealership with an adequate supply of popular models.

    The Group enters into agreements ("Dealer Agreements") with Chrysler Corporation. The Dealer Agreements generally limit the location of the dealership and requires Chrysler Corporation's approval for changes in dealership management and ownership. The Dealer Agreements with Chrysler do not have a defined term provided the dealership maintains specified customer satisfaction index levels. Chrysler Corporation is entitled to terminate the respective agreement if the dealership violates the terms of the Dealer Agreements.

    The Group's ability to expand operations depends, in part, on obtaining consents of the automaker for the acquisition of dealerships.

  Customer Financing Arrangements

    The Group is contingently liable to various financial institutions to refund fees received for arranging the financing of its vehicle sales. The contingent liability, which represents the Company's maximum obligation if its customers would fail to honor their obligations under these financing arrangements, was approximately $444 and $313 at December 31, 1997 and 1998, respectively. The Group may also be required to repossess the related vehicles under certain of these agreements.

  Operating Leases

    The Group leases certain dealership facilities. A majority of these facilities are owned by stockholders. Under the terms of the lease agreements, the Group is required to make monthly lease payments ranging from $3 to $33 through the year 2007. Certain lease agreements have renewal options of up to 5 years.

    Future minimum lease payments as of December 31, 1998, are as follows:

	Total	Related Party
Year ending December 31-
1999	$2,619	$2,164
2000	2,478	2,023
2001	1,918	1,645
2002	1,667	1,501
2003	1,046	916
Thereafter	1,694	1,694

	$11,422	$9,943

    Rental expense to related parties for the years ended December 31, 1996, 1997 and 1998, was $1,800, $2,456 and $3,175, respectively. Rental expense to non-related parties for the years ended December 31, 1996, 1997 and 1998 was $1,113, $777 and $272, respectively. No contingent rental arrangements exist under the Group's lease agreements.

  Government Regulations

    Substantially all of the Group's facilities are subject to federal, state and local provisions regulating the discharge of materials into the environment. Compliance with these provisions has not had, nor does the Group expect such compliance to have, a material effect upon the capital expenditures, operating results, financial position or competitive position of the Group. Management believes that its current practices and procedures for the control and disposition of wastes comply with applicable federal, state and local requirements.

  Litigation

    The Group is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Group's financial position, results of operations or liquidity.

  Guarantee of Flooring Notes Payable

    At December 31, 1997 and 1998, the Group was contingently liable under a guarantee which totaled $29,169 and $23,754, respectively. The guarantee was issued to support the flooring notes payable of affiliated dealerships not included in these combined financial statements.

(10) BENEFIT PLAN

    The Group sponsors a 401(k) savings plan that is available to all full-time employees at least 21 years of age. Employees may not contribute less than 1% and no more than 20% of compensation in each year, subject to the limitations prescribed by law. Each dealership in the Group determines what amount, if any, will be contributed to the plan each year. The Group's contribution was $320, $270 and $260 for the years ended December  31, 1996, 1997 and 1998, respectively.

(11) RELATED PARTY TRANSACTIONS

    The Group sells extended warranty contracts in connection with its new and used vehicle sales. The extended warranty contracts offered are either those provided by the manufacturers or an affiliated entity. The price of the extended warranty contracts provided by the affiliated entity and the fee which the Group receives from the affiliated entity is comparable to the price and terms received upon sale of the manufacturers extended warranty.

    The Group also offers vehicle financing provided by an affiliated entity. The terms and conditions of the financing offered by the affiliated entity are comparable to those offered by the Group through unrelated financial institutions. The Group provides management, computer support and various other services to affiliated entities not included in these combined financial statements.

MORELAND AUTOMOTIVE GROUP
COMBINED FINANCIAL STATEMENTS
MARCH 31, 1999

CONTENTS

Page

FINANCIAL STATEMENTS (Unaudited)
Combined balance sheet	F-23, F-24
Combined statements of income	F-25
Combined statements of cash flows	F-26
Note to combined financial statements	F-27

MORELAND AUTOMOTIVE GROUP
COMBINED BALANCE SHEET
MARCH 31, 1999
(Dollars in Thousands)
(Unaudited)

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$13,885
Accounts receivable, net	16,515
Inventories, net	60,283
Deferred income taxes	315
Prepaid income taxes	30
Prepaid expenses and other current assets	884
Related party notes receivable, net	2,900

Total current assets	94,812

PROPERTY AND EQUIPMENT
Machinery and equipment	5,381
Leasehold improvements	6,159
Company vehicles	148

11,688
Less accumulated depreciation	(4,917)

Property and equipment, net	6,771

DEFERRED INCOME TAXES AND OTHER ASSETS	618

Total assets	$102,201

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Flooring notes payable	$54,573
Accounts payable	4,583
Amounts due stockholders and employees	6,320
Bank overdraft payable	2,239
Accrued compensation and related items	2,023
Accrued taxes	1,750
Hail damage reserve	1,220
Current maturities of obligations under capital leases	173
Revolving line of credit	1,389
Related party notes payable	525

Total current liabilities	74,795
OBLIGATIONS UNDER CAPITAL LEASES, net of current portion	230

Total liabilities	75,025

COMMITMENTS AND CONTINGENCIES	—
STOCKHOLDERS' EQUITY
Common stock	1,044
Additional paid in capital	4,364
Retained earnings	21,768

Total stockholders' equity	27,176

Total liabilities and stockholders' equity	$102,201

See accompanying note.

MORELAND AUTOMOTIVE GROUP
COMBINED STATEMENTS OF INCOME
(Dollars in Thousands)
(Unaudited)

	Quarters ended March 31,
	1998	1999
OPERATING REVENUES
Sales	$85,792	$99,980
Finance and insurance	847	939

Total operating revenues	86,639	100,919
COST OF SALES, including net flooring interest expense of $419 in 1998 and $278 in 1999.	74,727	86,920

Gross profit	11,912	13,999
OPERATING EXPENSES	10,040	10,721
COMPENSATION AND BONUSES TO OWNERS	1,218	430

Operating income	654	2,848
OTHER INCOME (EXPENSE)
Interest expense-related parties	(124)	(125
Interest expense	(26)	(33
Interest income	164	159
Other, net	150	306

Income before taxes	818	3,155
PROVISION FOR INCOME TAXES	300	1,231

NET INCOME	$518	$1,924

See accompanying note.

MORELAND AUTOMOTIVE GROUP
COMBINED STATEMENTS OF CASH FLOWS
(Dollars in Thousands)
(Unaudited)

	Quarters ended March 31,
	1998	1999
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$518	$1,924
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	430	296
Deferred tax (benefit) provision	(32)	56
Changes in operating assets and liabilities
Accounts receivable	(24)	(174
Inventories	(7,656)	1,441
Prepaid expenses and other	(554)	(247
Accounts payable and accrued liabilities	1,423	(1,603
Flooring notes payable	6,458	(50

Net cash provided by operating activities	563	1,643

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(1,388)	(217
Loans to related parties	(1,300)	(875

Net cash used in investing activities	(2,688)	(1,092

CASH FLOWS FROM FINANCING ACTIVITIES
Change in bank overdraft payable	751	(920
Proceeds from revolving line of credit	300	—
Payments on revolving line of credit	—	(611
Principal payments on related party notes payable	—	(50
Principal payments on obligations under capital leases	(46)	(106

Net cash provided by (used for) financing activities	1,005	(1,687

DECREASE IN CASH AND CASH EQUIVALENTS	(1,120)	(1,136
GROUP CASH AND CASH EQUIVALENTS
Beginning of period	6,163	8,701

End of period	5,043	7,565
CASH INVESTED FOR OTHERS	6,121	6,320

CASH AND CASH EQUIVALENTS	$11,164	$13,885

See accompanying note.

MORELAND AUTOMOTIVE GROUP
NOTE TO FINANCIAL STATEMENTS

NOTE 1—BASIS OF PRESENTATION

The financial statements for the quarters ended March 31, 1999 and 1998 have been prepared on substantially the same basis as the audited financial statements for the year ended December 31, 1998 and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial information set forth therein.

 LITHIA MOTORS, INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED BALANCE SHEET
March 31, 1999
(In thousands)
(Unaudited)

	Lithia Motors, Inc.	Moreland Automotive Group	Adjustments		Lithia Motors, Inc. Pro Forma
Assets
Current Assets:
Cash and cash equivalents	$24,789	$13,885	$—		$38,674
Trade receivables	16,745	16,515	—		33,260
Related party notes receivable, net	—	2,900	—		2,900
Notes receivable, current portion	2,923	—	—		2,923
Sales type lease receivable, current portion	—	—	—		—
Inventories, net	153,320	60,283	—		213,603
Vehicles leased to others, current portion	865	—	—		865
Prepaid expenses and other	931	914	—		1,845
Deferred income taxes	1,760	315	—		2,075

Total Current Assets	201,333	94,812	—		296,145
Property and Equipment, net of accumulated depreciation	33,200	6,771	—		39,971
Vehicles Leased to Others, less current portion	5,494	—	—		5,494
Sales type lease receivable, less current portion	—	—	—		—
Notes Receivable, less current portion	6,630	—	—		6,630
Goodwill, net of accumulated amortization	43,390	—	38,865	(a)	82,255
Other Non-Current Assets	1,433	618	—		2,051

Total Assets	$291,480	$102,201	$38,865		$432,546

Liabilities and Shareholders' Equity
Current Liabilities:
Notes payable	$1,612	$1,389	$—		$3,001
Bank overdraft payable	—	2,239	—		2,239
Floorplan notes payable	122,708	54,573	35,719	(b)	213,000
Current maturities of long-term debt	10,645	—	—		10,645
Current portion of capital leases	25	173	—		198
Due to related parties	—	6,845	—		6,845
Trade payables	6,465	4,583	—		11,048
Accrued liabilities	13,401	4,993	—		18,394

Total Current Liabilities	154,856	74,795	35,719		265,370
Long-Term Debt, less current maturities	28,600	—	—		28,600
Long-Term Capital Lease Obligation, less current portion	2,420	230	—		2,650
Deferred Revenue	1,924	—	—		1,924
Other Long-Term Liabilities	1,923	—	—		1,923
Deferred Income Taxes	6,928	—	—		6,928

Total Liabilities	196,651	75,025	35,719		307,395

Shareholders' Equity
Preferred stock—no par value; authorized 15,000 shares; issued and outstanding; none	—	—	—		—
Convertible, redeemable Series M preferred stock; authorized 15 shares; issued and outstanding 10.4	—	—	6,216	(c)	6,216
Class A common stock—no par value; authorized 100,000 shares; issued and outstanding 7,423	71,093	—	24,106	(d)	95,199
Class B common stock authorized 25,000 shares; issued and outstanding 4,110	511	—	—		511
Additional paid-in-capital	170	—	—		170
Retained earnings	23,055	—	—		23,055

Total Shareholders' Equity	94,829	—	30,322		125,151

Total Liabilities and Shareholders' Equity	$291,480	$75,025	$66,041		$432,546

LITHIA MOTORS, INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 1998
(In thousands, except per share amounts)
(Unaudited)

	Lithia Motors, Inc.	Moreland Automotive Group	Adjustments		Lithia Motors, Inc. Pro Forma
Sales:
Vehicles	$608,975	$363,528	$—		$972,503
Service, body, parts and other	105,765	3,666	—		109,431

Net Sales	714,740	367,194	—		1,081,934
Cost of sales	599,379	311,333	(718	)(e)	909,994

Gross profit	115,361	55,861	718		171,940
Selling, general and administrative	85,188	42,641	—		127,829
Compensation and bonuses to owners	—	8,351	—		8,351
Depreciation and amortization	3,469	594	972	(f)	5,035

Operating income	26,704	4,275	(254)		30,725
Other income (expense)
Interest income	—	705	—		705
Interest expense	(9,843)	(735)	(3,397	)(g)	(13,975)
Other, net	921	418	—		1,339

	(8,922)	388	(3,397)		(11,931)

Income before income taxes	17,782	4,663	(3,651)		18,794
Income tax expense	6,993	2,190	(1,072	)(h)	8,111

Net income	$10,789	$2,473	$(2,579)		$10,683

Basic net income per share	$1.18	$—	$—		$1.03

Shares used in basic net income per share	9,147	—	—		10,420

Diluted net income per share	$1.14	$—	$—		$0.93

Shares used in diluted net income per share	9,470	—	—		11,451

LITHIA MOTORS, INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Three Months Ended March 31, 1999
(In thousands, except per share amounts)
(Unaudited)

	Lithia Motors, Inc.	Moreland Automotive Group	Adjustments		Lithia Motors, Inc. Pro Forma
Sales:
Vehicles	$188,662	$99,980	$—		$288,642
Service, body, parts and other	35,483	939	—		36,422

Net Sales	224,145	100,919	—		325,064
Cost of sales	188,945	86,920	(278	)(e)	275,587

Gross profit	35,200	13,999	278		49,477
Selling, general and administrative	26,648	10,425	—		37,073
Compensation and bonuses to owners	—	430	—		430
Depreciation and amortization	1,075	296	243	(f)	1,614

Operating income	7,477	2,848	35		10,360
Other income (expense)
Interest income	—	159	—		159
Interest expense	(2,738)	(158)	(948	)(g)	(3,844)
Other, net	266	306	—		572

	(2,472)	307	(948)		(3,113)

Income before income taxes	5,005	3,155	(913)		7,247
Income tax expense	1,976	1,231	(268	)(h)	2,939

Net income	$3,029	$1,924	$(645)		$4,308

Basic net income per share	$0.30	$—	$—		$0.37

Shares used in basic net income per share	10,240	—	—		11,513

Diluted net income per share	$0.29	$—	$—		$0.35

Shares used in diluted net income per share	10,605	—	—		12,462

Lithia Motors,  Inc. and Subsidiaries
Footnotes to Pro Forma Consolidated Financial Statements
(Unaudited)
(in thousands)

1. Basis of Presentation
The accompanying unaudited pro forma financial statements have been prepared to present the effect of the acquisition by the Company of Moreland Automotive Group ("Moreland"). The pro forma financial statements have been prepared based upon the historical financial statements of the Company and Moreland as if the acquisition had occurred at March 31, 1999 and at the beginning of the respective periods. Only assets and liabilities acquired are reflected in the accompanying Pro Forma Consolidated Balance Sheet. The acquired assets and liabilities are reflected at their estimated fair market values at the time of purchase. The remaining purchase price was allocated to goodwill, which is being amortized over a 40 year period. There has been no adjustment for any contingent payouts in the accompanying Pro Forma Consolidated Statements of Operations.

The Pro Forma Consolidated Statements of Operations may not be indicative of the results of operations that actually would have occurred if the transactions had been in effect as of the beginning of the respective periods nor do they purport to indicate the results of future operations of the Company. The pro forma financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's 1998 Annual Report on Form 10-K and the audited financial statements and notes thereto for Moreland included elsewhere in this report of Form 8-K. Management believes that all adjustments necessary to present fairly such pro forma financial statements have been made based on the terms and structure of the transaction.

2. Pro Forma Adjustments

(a)      To record goodwill resulting from purchase of Moreland Automotive Group.

(b)      To record cash paid for Moreland Automotive Group that was drawn from the Company's existing used vehicle line of credit.

(c)      To record the issuance of 10,360 shares of Series M Preferred Stock to the sellers of Moreland Automotive Group.

(d)      To record 1,272,919 shares of the Company's Class A Common Stock issued to sellers of of Moreland
           Automotive Group.

(e)      To reclass flooring plan interest expense out of cost of sales to other interest expense to be consistent with
            Lithia's accounting treatment.

(f)      To record amortization related to additional goodwill over a 40 year period.

(g)      To record interest expense related to amounts drawn on the Company's used vehicle line of credit at 7.5 percent plus reclass discussed in (d) above.

(h)      To record additional tax benefit related to increased interest expense at the current statutory tax rate.